Exhibit 99.1

OriginOil Selects Frontline Engineering Australia to Provide Field Services for Asia-Pacific Customers

Australian engineering firm is first Certified Support Partner to provide full range of field engineering and technical services for OriginOil customers

Los Angeles, California & Melbourne, Australia - 15 February, 2012 – OriginOil, Inc. (OTC/BB: OOIL), a leading developer of next-generation algae oil technologies for the transportation fuel, chemicals and foods markets, today announced that it has named Melbourne -based Frontline Engineering Australia as OriginOil’s first Certified Support Partner worldwide.

Building on a successful collaboration to date, Frontline will help algae producers and integrators install, engineer and operate OriginOil systems in Australia and also the Asia-Pacific region.

“Frontline has been an effective and innovative support partner beginning with our first commercial customer, MBD Energy,” said Ken Reynolds, OriginOil’s vice president of marketing. “As we prepare to expand our sales channel and customer base throughout the Asia-Pacific region, working with MBD and others, we expect that our customers will have prompt access to trained and certified technical staff close to their own time zone.”

Mark Ellison, managing director of Frontline Engineering Australia, stated, “We are very pleased that OriginOil chose our firm as its first Certified Support Partner. Algae production is one of the fastest growing new industries in Australia, with the potential to dramatically impact our production of carbon-neutral foods and fuels. We look forward to playing a key role in the development of that industry both here and in the rest of the region.”

“Frontline Engineering Australia is a reliable provider of engineering services and is especially well qualified in the field of ‘smart’ power supplies, which is key to supporting OriginOil’s customers in the field,” said Larry Sirmans, CEO of Future Energy Systems and previously Technical Director at leading Australian algae producer MBD Energy. “I am very happy to see that OriginOil has selected them to provide field services to algae producers throughout Australia and in Asia-Pacific.”

A number of commercial algae producers, such as MBD Energy, are taking advantage of Australia’s ideal growing conditions in terms of sunlight and available land, combined with strong industry support from the Australian government and leading algal research facilities such as James Cook University and University of Queensland. Last year Finland’s Neste Oil, together with a consortium of 17 other companies known as the AlgaePARC project, announced plans to expand research and development of renewable algae biofuels with a focus on production in Australia.

About OriginOil, Inc. (www.originoil.com)

OriginOil helps algae growers extract oil from algae for use as a feedstock for the commercial production of transportation fuels, chemicals and foods. In a single step, our breakthrough technology efficiently dewaters and breaks down algae for its useful products, overcoming one of the greatest challenges in making algae a viable replacement for petroleum. As a pioneer and the emerging leader in the global algae oil services field, OriginOil supports its core algae extraction technology with an array of process innovations for some of the world’s most successful algae growers and refiners, just as pioneers like Schlumberger and Halliburton have done in the oilfield services industry. To learn more about OriginOil®, please visit our website at www.originoil.com.

Safe Harbor Statement:

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with our history of losses and our need to raise additional financing, the acceptance of our products and technology in the marketplace, our ability to demonstrate the commercial viability of our products and technology and our need to increase the size of our organization. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports as filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Press Contact:	Josh Seidenfeld
Antenna Group – a Beckerman Company 415-977-1953 josh@antennagroup.com

Investor Relations	Tom Becker
Toll-free: 877-999-OOIL (6645) Ext. 641 International: +1-323-939-6645 Ext. 641 Fax: 323-315-2301 ir@originoil.com www.originoil.com

2